UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Unsecured Notes Offering

On April 19, 2018, Delta Air Lines, Inc. (“Delta” or “we”) completed a public offering of $1,600,000,000 in aggregate principal amount of unsecured notes, consisting of (i) $600,000,000 in aggregate principal amount of our 3.400% Notes due 2021 (the “2021 Notes”), (ii) $500,000,000 in aggregate principal amount of our 3.800% Notes due 2023 (the “2023 Notes”) and (iii) $500,000,000 in aggregate principal amount of 4.375% Notes due 2028 (the “2028 Notes” and, together with the 2021 Notes and the 2023 Notes, the “Notes”).

On April 16, 2018, Delta entered into an underwriting agreement (the “Underwriting Agreement”) with BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale of the Notes. The Underwriting Agreement includes customary representations, warranties and covenants, including an agreement to indemnify the Underwriters against certain liabilities. The Underwriting Agreement is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Notes were registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-216463) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2017, and a related prospectus, including a prospectus supplement, filed with the Commission.

The Notes were issued under an indenture, dated as of March 6, 2017 (the “Base Indenture”), as supplemented by that certain Third Supplemental Indenture, dated April 19, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee. The Base Indenture was filed as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference. The Supplemental Indenture is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Notes are our direct, unsecured and unsubordinated obligations. The Notes rank pari passu, or equal, in right of payment, with all of our other unsubordinated indebtedness and senior in right of payment to all of our future subordinated debt. We will pay interest on the Notes semi-annually in arrears on April 19 and October 19 of each year, beginning on October 19, 2018.

The Indenture contains certain covenants that, among other things, limit our ability to incur liens securing indebtedness for borrowed money or capital leases and engage in mergers and consolidations or transfer all or substantially all of our assets, in each case subject to a number of important exceptions as specified in the Indenture. The Indenture also contains customary event of default provisions.

We may redeem the 2021 Notes at our option at any time prior to the maturity date of the 2021 Notes, in whole or in part, at the applicable redemption price, plus accrued and unpaid interest on the principal amount of the 2021 Notes to be redeemed to the date of redemption. We may redeem the 2023 Notes at our option at any time prior to March 19, 2023 (one month prior to the maturity date of the 2023 Notes), in whole or in part, at the applicable redemption price, plus accrued and unpaid interest thereon to the date of redemption. At any time on or after March 19, 2023 (one month prior to the maturity date of the 2023 Notes), we may redeem the 2023 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption. We may redeem the 2028 Notes at our option at any time prior to January 19, 2028 (three months prior to the maturity date of the 2028 Notes), in whole or in part, at the applicable redemption price, plus accrued and unpaid interest thereon to the date of redemption. At any time on or after January 19, 2028 (three months prior to the maturity date of the 2028 Notes), we may redeem the 2028 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption. If we experience a Change of Control (as defined in the Supplemental Indenture) and a ratings decline of any series of Notes by two of the Ratings Agencies (as defined in the Supplemental Indenture) to a rating below investment grade within a certain period of time following a Change of Control or public notice of the occurrence of a Change of Control, we must offer to repurchase such series at a price equal to 101% of the principal amount of such series, plus accrued and unpaid interest thereon to the repurchase date.

We intend to use the net proceeds from the offering of the Notes to repay borrowings outstanding under our secured Pacific term loan B-1 facility and 2015 term loan facility. We intend to use the remaining net proceeds for general corporate purposes.

Each Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Each Underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses reimbursements. In particular, affiliates of the Underwriters are party (including as lenders) to certain of our revolving credit facilities and under certain of our term loans. In addition, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the trustee. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The forms of the Notes issued pursuant to the Indenture are filed herewith as Exhibits 4.2, 4.3 and 4.4. The foregoing descriptions of the Underwriting Agreement, the Notes, the Base Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Supplemental Indenture and the forms of the Notes are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Revolving Credit Facility

On April 19, 2018, we entered into a $2.65 billion unsecured revolving credit facility, up to $500 million of which may be used for the issuance of letters of credit (the “Revolving Credit Facility”). The Revolving Credit Facility was undrawn at the time we entered into it. The Revolving Credit Facility replaces the undrawn secured Pacific Revolving Credit Facility and 2015 Revolving Credit Facility, both of which were terminated in conjunction with the repayment of the term loans described above.

The Revolving Credit Facility is split evenly into a $1.325 billion three-year facility and a $1.325 billion five-year facility. Borrowings on both facilities bear interest at a variable rate equal to LIBOR, or another index rate, in each case plus a specified margin.

The Revolving Credit Facility contains affirmative, negative and financial covenants that, among other things, restrict our ability to place liens on a designated pool of assets. These covenants may have a material adverse impact on our operations and require us to maintain:

Minimum Fixed Charge Coverage Ratio(1)	1.20:1
Asset Coverage Ratio(2)	1.25:1

(1)	Defined as the ratio of (a) earnings before interest, taxes, depreciation, amortization and aircraft rent and other adjustments to net income to (b) the sum of gross cash interest expense (including the interest portion of our capitalized lease obligations) and cash aircraft rent expense, for the 12-month period ending as of the last day of each fiscal quarter.
(2)	Defined as the ratio of (a) the value of the designated pool of unencumbered assets of the Company and its subsidiaries to (b) the sum of the aggregate outstanding obligations under the Revolving Credit Facility.

The Revolving Credit Facility contains events of default customary for similar financings, including a cross-default to other material indebtedness. Upon the occurrence of an event of default, the outstanding obligations under the Revolving Credit Facility may be accelerated and become due and payable immediately.

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The agreements included as exhibits to this Current Report on Form 8-K are included to provide information regarding their terms and are not intended to provide any other factual or disclosure information about Delta or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Delta may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the Commission’s website at http://www.sec.gov.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

In connection with the offering of the Notes, we are filing the legal opinions relating to the offering as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K, which legal opinions are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated April 16, 2018, by and among Delta Air Lines, Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

Exhibit 4.1	Third Supplemental Indenture, dated as of April 19, 2018, between Delta Air Lines, Inc. and U.S. Bank National Association, as Trustee

Exhibit 4.2	Form of Delta Air Lines, Inc. 3.400% Notes due 2021 (included in Exhibit 4.1)

Exhibit 4.3	Form of Delta Air Lines, Inc. 3.800% Notes due 2023 (included in Exhibit 4.1)

Exhibit 4.4	Form of Delta Air Lines, Inc. 4.375% Notes due 2028 (included in Exhibit 4.1)

Exhibit 5.1	Opinion of Kilpatrick Townsend & Stockton LLP

Exhibit 5.2	Opinion of Alan T. Rosselot, Esq., Assistant General Counsel of Delta Air Lines, Inc.

Exhibit 23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of Alan T. Rosselot, Esq., Assistant General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Paul A. Jacobson
Paul A. Jacobson
Date: April 19, 2018		Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated April 16, 2018, by and among Delta Air Lines, Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

Exhibit 4.1	Third Supplemental Indenture, dated as of April 19, 2018, between Delta Air Lines, Inc. and U.S. Bank National Association, as Trustee

Exhibit 4.2	Form of Delta Air Lines, Inc. 3.400% Notes due 2021 (included in Exhibit 4.1)

Exhibit 4.3	Form of Delta Air Lines, Inc. 3.800% Notes due 2023 (included in Exhibit 4.1)

Exhibit 4.4	Form of Delta Air Lines, Inc. 4.375% Notes due 2028 (included in Exhibit 4.1)

Exhibit 5.1	Opinion of Kilpatrick Townsend & Stockton LLP

Exhibit 5.2	Opinion of Alan T. Rosselot, Esq., Assistant General Counsel of Delta Air Lines, Inc.

Exhibit 23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of Alan T. Rosselot, Esq., Assistant General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.2)